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                                                                   EXHIBIT 14(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated May 5, 2003, on the financial statements and financial highlights of the AIM Tax-Exempt Cash Fund (one of the portfolios constituting AIM Tax-Exempt Funds) as of and for the year ended March 31, 2003 in the Registration Statement filed on Form N-14.

                                                     /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003